November 2024

Preliminary Pricing Supplement No. 4,638
Registration Statement Nos. 333-275587; 333-275587-01
Dated October 31, 2024
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Callable Contingent Income Securities due November 28, 2028

Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying prospectus supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM on the related observation date is at or above the respective then-applicable coupon barrier level. If the index closing value of any underlying index is less than the then-applicable coupon barrier level for such index on any observation date, we will pay no coupon for the related quarterly period. In addition, beginning on May 28, 2026, we will redeem the securities on any quarterly redemption date, for a redemption payment equal to the sum of the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation date, if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” below, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying indices. At maturity, if the securities have not been previously redeemed and if the final index value of each underlying index is greater than or equal to 70% of the respective initial index value, which we refer to as the downside threshold level, the payment at maturity will be the stated principal amount and the related contingent quarterly coupon. If, however, the final index value of any underlying index is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any underlying index and also the risk of not receiving any quarterly coupons during the entire 4-year term of the securities. Because payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective then-applicable coupon barrier level and/or respective downside threshold level, as applicable, of any underlying index will result in few or no contingent quarterly coupons and/or a significant loss of your investment, as applicable, even if the other underlying indices have appreciated or have not declined as much. Investors will not participate in any appreciation in any underlying index. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly interest if any underlying index closes below the respective then-applicable coupon barrier level for such index on the observation dates, and the risk of an early redemption of the securities based on the output of a risk neutral valuation model. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying indices:	Nasdaq-100 Index® (the “NDX Index”), Russell 2000® Index (the “RTY Index”) and Dow Jones Industrial AverageSM (the “INDU Index”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	November 22, 2024
Original issue date:	November 27, 2024 (3 business days after the pricing date)
Maturity date:	November 28, 2028
Call feature:

Beginning on May 28, 2026, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the securities, we will give you notice no later than the observation date preceding the redemption date specified in the notice. No further payments will be made on the securities once they have been redeemed.

Contingent quarterly coupon:

If, on any observation date, the index closing value of each underlying index is greater than or equal to its respective then-applicable coupon barrier level, we will pay a contingent quarterly coupon at an annual rate of at least 8.00% (corresponding to approximately $20.00 per quarter per security) on the related contingent coupon payment date. The actual contingent quarterly coupon rate will be determined on the pricing date.

If, on any observation date, the closing value of any underlying index is less than the then-applicable coupon barrier level for such index, no contingent quarterly coupon will be paid with respect to that observation date. It is possible that one or more underlying indices will remain below the respective then-applicable coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons.

Payment at maturity:

If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:

If the final index value of each underlying index is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent quarterly coupon with respect to the final observation date.

If the final index value of any underlying index is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $956.80 per security, or within $45.00 of that estimate. See “Investment Overview” beginning on page 4.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$20	$980
Total	$	$	$

We are also offering, pursuant to Preliminary Pricing Supplement No. 4,639, a separate issuance of securities, being sold only to fee-based advisory accounts, with terms similar to those of this issuance but with a higher contingent quarterly coupon rate.

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $20 for each security they sell. In addition, selected dealers and their financial advisors will receive a structuring fee of up to $8 for each security from the agent or its affiliates. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)See “Use of proceeds and hedging” on page 34.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 14.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying prospectus supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Callable Contingent Income Securities due November 28, 2028
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Terms continued from previous page:
Redemption payment:	The redemption payment will be an amount equal to (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise due with respect to the related observation date.
Redemption dates:

Beginning on May 28, 2026, quarterly. See “Observation Dates, Coupon Payment Dates and Redemption Dates” below. If any such day is not a business day, the redemption payment will be made on the next succeeding business day and no adjustment will be made to any redemption payment made on that succeeding business day.

Initial index value:

With respect to the NDX Index: , which is the index closing value of such index on the pricing date

With respect to the RTY Index: , which is the index closing value of such index on the pricing date

With respect to the INDU Index: , which is the index closing value of such index on the pricing date

Final index value:	With respect to each underlying index, the respective index closing value on the final observation date
Worst performing underlying index:	The underlying index with the largest percentage decrease from the respective initial index value to the respective final index value
Index performance factor:	Final index value divided by the initial index value
Coupon barrier levels:

1st observation date:

With respect to the NDX Index: , which is 80% of the initial index value for such index

With respect to the RTY Index: , which is 80% of the initial index value for such index

With respect to the INDU Index: , which is 80% of the initial index value for such index

9th observation date:

With respect to the NDX Index: , which is 70% of the initial index value for such index

With respect to the RTY Index: , which is 70% of the initial index value for such index

With respect to the INDU Index: , which is 70% of the initial index value for such index

2nd observation date:

With respect to the NDX Index: , which is 80% of the initial index value for such index

With respect to the RTY Index: , which is 80% of the initial index value for such index

With respect to the INDU Index: , which is 80% of the initial index value for such index

10th observation date:

With respect to the NDX Index: , which is 70% of the initial index value for such index

With respect to the RTY Index: , which is 70% of the initial index value for such index

With respect to the INDU Index: , which is 70% of the initial index value for such index

3rd observation date:

With respect to the NDX Index: , which is 80% of the initial index value for such index

With respect to the RTY Index: , which is 80% of the initial index value for such index

With respect to the INDU Index: , which is 80% of the initial index value for such index

11th observation date:

With respect to the NDX Index: , which is 70% of the initial index value for such index

With respect to the RTY Index: , which is 70% of the initial index value for such index

With respect to the INDU Index: , which is 70% of the initial index value for such index

4th observation date:

With respect to the NDX Index: , which is 80% of the initial index value for such index

With respect to the RTY Index: , which is 80% of the initial index value for such index

With respect to the INDU Index: , which is 80% of the initial index value for such index

12th observation date:

With respect to the NDX Index: , which is 70% of the initial index value for such index

With respect to the RTY Index: , which is 70% of the initial index value for such index

With respect to the INDU Index: , which is 70% of the initial index value for such index

5th observation date:

With respect to the NDX Index: , which is 75% of the initial index value for such index

With respect to the RTY Index: , which is 75% of the initial index value for such index

With respect to the INDU Index: , which is 75% of the initial index value for such index

13th observation date:

With respect to the NDX Index: , which is 70% of the initial index value for such index

With respect to the RTY Index: , which is 70% of the initial index value for such index

With respect to the INDU Index: , which is 70% of the initial index value for such index

6th observation date:

With respect to the NDX Index: , which is 75% of the initial index value for such index

With respect to the RTY Index: , which is 75% of the initial index value for such index

With respect to the INDU Index: , which is 75% of the initial index value for such index

14th observation date:

With respect to the NDX Index: , which is 70% of the initial index value for such index

With respect to the RTY Index: , which is 70% of the initial index value for such index

With respect to the INDU Index: , which is 70% of the initial index value for such index

7th observation date:

With respect to the NDX Index: , which is 75% of the initial index value for such index

With respect to the RTY Index: , which is 75% of the initial index value for such index

With respect to the INDU Index: , which is 75% of the initial index value for such index

15th observation date:

With respect to the NDX Index: , which is 70% of the initial index value for such index

With respect to the RTY Index: , which is 70% of the initial index value for such index

With respect to the INDU Index: , which is 70% of the initial index value for such index

8th observation date:

With respect to the NDX Index: , which is 75% of the initial index value for such index

With respect to the RTY Index: , which is 75% of the initial index value for such index

With respect to the INDU Index: , which is 75% of the initial index value for such index

Final observation date:

With respect to the NDX Index: , which is 70% of the initial index value for such index

With respect to the RTY Index: , which is 70% of the initial index value for such index

With respect to the INDU Index: , which is 70% of the initial index value for such index

Downside threshold level:

With respect to the NDX Index: , which is 70% of the initial index value for such index

With respect to the RTY Index: , which is 70% of the initial index value for such index

With respect to the INDU Index: , which is 70% of the initial index value for such index

Coupon payment dates:

Quarterly, as set forth under “Observation Dates, Coupon Payment Dates and Redemption Dates” below. If any such day is not a business day, that contingent quarterly coupon, if any, will be paid on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent quarterly coupon, if any, with respect to the final observation date will be paid on the maturity date.

Observation dates:

Quarterly, as set forth under “Observation Dates, Coupon Payment Dates and Redemption Dates” below, subject to postponement for non-index business days and certain market disruption events. We also refer to October 18, 2028 as the final observation date.

CUSIP / ISIN:	61776WSL8 / US61776WSL80
Listing:	The securities will not be listed on any securities exchange.

November 2024   Page 2

Morgan Stanley Finance LLC

Callable Contingent Income Securities due November 28, 2028
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Observation Dates, Coupon Payment Dates and Redemption Dates

Observation Dates	Coupon Payment Dates / Redemption Dates
February 24, 2025	February 27, 2025*
May 22, 2025	May 28, 2025*
August 22, 2025	August 27, 2025*
November 24, 2025	November 28, 2025*
February 23, 2026	February 26, 2026*
May 22, 2026	May 28, 2026
August 24, 2026	August 27, 2026
November 23, 2026	November 27, 2026
February 22, 2027	February 25, 2027
May 24, 2027	May 27, 2027
August 23, 2027	August 26, 2027
November 22, 2027	November 26, 2027
February 22, 2028	February 25, 2028
May 22, 2028	May 25, 2028
August 22, 2028	August 25, 2028
November 22, 2028 (final observation date)	November 28, 2028 (maturity date)

*The securities are not subject to early redemption until the sixth coupon payment date, which is May 28, 2026.

November 2024   Page 3

Morgan Stanley Finance LLC

Callable Contingent Income Securities due November 28, 2028
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Investment Overview

Callable Contingent Income Securities

Principal at Risk Securities

Callable Contingent Income Securities due November 28, 2028 Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM (which we refer to together as the “underlying indices”) is at or above the respective then-applicable coupon barrier level, on the related observation date. If the index closing value of any underlying index is less than the then-applicable coupon barrier level for such index on any observation date, we will pay no coupon for the related quarterly period. It is possible that the index closing value of one or more underlying indices will remain below the respective then-applicable coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons during the entire term of the securities. Even if an underlying index were to be at or above the then-applicable coupon barrier level for such index on some quarterly observation dates, it may fluctuate below the respective then-applicable coupon barrier level on others. In addition, even if one underlying index were to be at or above the then-applicable coupon barrier level for such index on all quarterly observation dates, you will receive a contingent quarterly coupon only with respect to the observation dates on which the other underlying indices are also at or above their respective then-applicable coupon barrier levels, if any. In addition, beginning on May 28, 2026, we will redeem the securities on any quarterly redemption date, for a redemption payment equal to the sum of the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation date, if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying indices. At maturity, if the securities have not been previously redeemed and if the final index value of each underlying index is greater than or equal to 70% of the respective initial index value, which we refer to as the downside threshold level, the payment at maturity will be the stated principal amount and the related contingent quarterly coupon. If, however, the final index value of any underlying index is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any underlying index and also the risk of not receiving any quarterly coupons during the entire 4-year term of the securities.

Maturity:	Approximately 4 years, unless redeemed earlier based on the output of a risk neutral valuation model
Contingent quarterly coupon:

If, on any observation date, the index closing value of each underlying index is greater than or equal to its respective then-applicable coupon barrier level, we will pay a contingent quarterly coupon at an annual rate of at least 8.00% (corresponding to approximately $20.00 per quarter per security) on the related contingent coupon payment date. The actual contingent quarterly coupon rate will be determined on the pricing date.

If, on any observation date, the closing value of any underlying index is less than the then-applicable coupon barrier level for such index, no contingent quarterly coupon will be paid with respect to that observation date. It is possible that one or more underlying indices will remain below the respective then-applicable coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons.

Coupon barrier levels:	1st observation date: For each underlying index, 80% of the respective initial index value	9th observation date: For each underlying index, 70% of the respective initial index value
	2nd observation date: For each underlying index, 80% of the respective initial index value	10th observation date: For each underlying index, 70% of the respective initial index value
	3rd observation date: For each underlying index, 80% of the respective initial index value	11th observation date: For each underlying index, 70% of the respective initial index value

November 2024   Page 4

Morgan Stanley Finance LLC

Callable Contingent Income Securities due November 28, 2028
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

	4th observation date: For each underlying index, 80% of the respective initial index value	12th observation date: For each underlying index, 70% of the respective initial index value
	5th observation date: For each underlying index, 75% of the respective initial index value	13th observation date: For each underlying index, 70% of the respective initial index value
	6th observation date: For each underlying index, 75% of the respective initial index value	14th observation date: For each underlying index, 70% of the respective initial index value
	7th observation date: For each underlying index, 75% of the respective initial index value	15th observation date: For each underlying index, 70% of the respective initial index value
	8th observation date: For each underlying index, 75% of the respective initial index value	Final observation date: For each underlying index, 70% of the respective initial index value
Early redemption:

Beginning on May 28, 2026, we will redeem the securities on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation date, if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying indices. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the index closing value of each underlying index on the observation dates is at or above its respective then-applicable coupon barrier level, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities at a time when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to redeem the securities when the index closing value of any underlying index is below its respective then-applicable coupon barrier level and/or when the final index value of any underlying index is expected to be below the downside threshold level, such that you will receive no contingent quarterly coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not redeem the securities, it is more likely that you will receive few or no contingent quarterly coupons and suffer a significant loss at maturity.

Payment at maturity:

If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:

If the final index value of each underlying index is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent quarterly coupon with respect to the final observation date.

If the final index value of any underlying index is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero.

We are using this preliminary pricing supplement to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the relevant agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

November 2024   Page 5

Morgan Stanley Finance LLC

Callable Contingent Income Securities due November 28, 2028
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $956.80, or within $45.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate, the coupon barrier levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

November 2024   Page 6

Morgan Stanley Finance LLC

Callable Contingent Income Securities due November 28, 2028
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest and instead will pay a contingent quarterly coupon but only if the index closing value of each underlying index is at or above its respective then-applicable coupon barrier level on the related observation date. These securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly interest if any underlying index closes below the then-applicable coupon barrier level for such index on the observation dates, and the risk of an early redemption of the securities based on the output of a risk neutral valuation model. The following scenarios are for illustrative purposes only to demonstrate how the payment at maturity and contingent quarterly coupon (if the securities have not previously been redeemed) are determined, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed by us based on the output of a risk neutral valuation model, the contingent quarterly coupon may be payable with respect to none of, or some but not all of, the quarterly periods, and the payment at maturity may be less than 70% of the stated principal amount and could be zero. Investors will not participate in any appreciation in any underlying index.

Scenario 1: The securities are redeemed prior to maturity.

This scenario assumes that we redeem the securities based on the output of a risk neutral valuation model prior to the maturity date on one of the quarterly redemption dates, starting on May 28, 2026, for the redemption payment equal to the stated principal amount plus any contingent quarterly coupon with respect to the relevant observation date, as applicable. Prior to the early redemption, each underlying index closes at or above its respective then-applicable coupon barrier level on some or all of the quarterly observation dates. In this scenario, investors receive the contingent quarterly coupon with respect to each such observation date, but not for the quarterly periods for which one of more underlying indices close below the respective then-applicable coupon barrier level(s) on the related observation date. No further payments will be made on the securities once they have been redeemed.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity.

This scenario assumes that we do not redeem the securities on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, each underlying index closes at or above its respective then-applicable coupon barrier level on some quarterly observation dates, but one or more underlying indices close below the then-applicable coupon barrier level(s) for such index on the others. Investors will receive the contingent quarterly coupon for the quarterly periods for which the index closing value of each underlying index is at or above its respective then-applicable coupon barrier level on the related observation date, but not for the quarterly periods for which one or more underlying indices close below the respective then-applicable coupon barrier level(s) on the related observation date. At maturity, each underlying index closes at or above its downside threshold level, and so investors receive the stated principal amount and the contingent quarterly coupon with respect to the final observation date.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity.

This scenario assumes that we do not redeem the securities on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, one or more underlying indices close below the respective then-applicable coupon barrier level(s) on every quarterly observation date. Since one or more underlying indices close below the respective then-applicable coupon barrier level(s) on every quarterly observation date, investors do not receive any contingent quarterly coupon. On the final observation date, one or more underlying indices close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

November 2024   Page 7

Morgan Stanley Finance LLC

Callable Contingent Income Securities due November 28, 2028
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Underlying Indices Summary

Nasdaq-100 Index®

The Nasdaq-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market LLC (the “Nasdaq”). The Nasdaq-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on the Nasdaq (which may be the official closing price published by the Nasdaq), and divided by a scaling factor, which becomes the basis for the reported Nasdaq-100 Index® value.

Information as of market close on October 28, 2024:

Bloomberg Ticker Symbol:	NDX
Current Index Value:	20,351.07
52 Weeks Ago:	14,335.51
52 Week High (on 7/10/2024):	20,675.38
52 Week Low (on 10/30/2023):	14,335.51

For additional information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement. Furthermore, for additional historical information, see “Nasdaq-100 Index® Historical Performance” below.

Russell 2000® Index

The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market.

Information as of market close on October 28, 2024:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	2,244.068
52 Weeks Ago:	1,647.290
52 Week High (on 10/16/2024):	2,286.676
52 Week Low (on 10/30/2023):	1,647.290

For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement. Furthermore, for additional historical information, see “Russell 2000® Index Historical Performance” below.

Dow Jones Industrial AverageSM

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P® Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry.

Information as of market close on October 28, 2024:

Bloomberg Ticker Symbol:	INDU
Current Index Value:	42,387.57
52 Weeks Ago:	32,928.96
52 Week High (on 10/18/2024):	43,275.91
52 Week Low (on 10/30/2023):	32,928.96

For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement. Furthermore, for additional historical information, see “Dow Jones Industrial AverageSM Historical Performance” below.

November 2024   Page 8

Morgan Stanley Finance LLC

Callable Contingent Income Securities due November 28, 2028
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the index closing value of each underlying index on each quarterly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final index value of each underlying index on the final observation date. Any early redemption of the securities will be based on the output of a risk neutral valuation model. The actual initial index value, coupon barrier levels and downside threshold level for each underlying index will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Contingent Quarterly Coupon:

If, on any observation date, the index closing value of each underlying index is greater than or equal to its respective then-applicable coupon barrier level, we will pay a contingent quarterly coupon at an annual rate of 8.00% (corresponding to approximately $20.00 per quarter per security*) on the related contingent coupon payment date. The actual contingent quarterly coupon rate will be determined on the pricing date.

If, on any observation date, the closing value of any underlying index is less than the then-applicable coupon barrier level for such index, no contingent quarterly coupon will be paid with respect to that observation date. It is possible that one or more underlying indices will remain below the respective then-applicable coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons.

Call Feature:

Beginning on May 28, 2026, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the securities, we will give you notice no later than the observation date preceding the redemption date specified in the notice. Any redemption payment will be equal to the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation date. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

Payment at Maturity (if the securities have not been redeemed early):

If the final index value of each underlying index is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent quarterly coupon with respect to the final observation date.

If the final index value of any underlying index is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero.

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	With respect to the NDX Index: 9,400 With respect to the RTY Index: 1,600 With respect to the INDU Index: 20,000
Hypothetical Coupon Barrier Levels:

1st observation date:

With respect to the NDX Index: 7,520, which is 80% of the hypothetical initial index value for such index

With respect to the RTY Index: 1,280, which is 80% of the hypothetical initial index value for such index

With respect to the INDU Index: 16,000, which is

9th observation date:

With respect to the NDX Index: 6,580, which is 70% of the hypothetical initial index value for such index

With respect to the RTY Index: 1,120, which is 70% of the hypothetical initial index value for such index

With respect to the INDU Index: 14,000, which is

November 2024   Page 9

Morgan Stanley Finance LLC

Callable Contingent Income Securities due November 28, 2028
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

80% of the hypothetical initial index value for such index	70% of the hypothetical initial index value for such index

2nd observation date:

With respect to the NDX Index: 7,520, which is 80% of the hypothetical initial index value for such index

With respect to the RTY Index: 1,280, which is 80% of the hypothetical initial index value for such index

With respect to the INDU Index: 16,000, which is 80% of the hypothetical initial index value for such index

10th observation date:

With respect to the NDX Index: 6,580, which is 70% of the hypothetical initial index value for such index

With respect to the RTY Index: 1,120, which is 70% of the hypothetical initial index value for such index

With respect to the INDU Index: 14,000, which is 70% of the hypothetical initial index value for such index

3rd observation date:

With respect to the NDX Index: 7,520, which is 80% of the hypothetical initial index value for such index

With respect to the RTY Index: 1,280, which is 80% of the hypothetical initial index value for such index

With respect to the INDU Index: 16,000, which is 80% of the hypothetical initial index value for such index

11th observation date:

With respect to the NDX Index: 6,580, which is 70% of the hypothetical initial index value for such index

With respect to the RTY Index: 1,120, which is 70% of the hypothetical initial index value for such index

With respect to the INDU Index: 14,000, which is 70% of the hypothetical initial index value for such index

4th observation date:

With respect to the NDX Index: 7,520, which is 80% of the hypothetical initial index value for such index

With respect to the RTY Index: 1,280, which is 80% of the hypothetical initial index value for such index

With respect to the INDU Index: 16,000, which is 80% of the hypothetical initial index value for such index

12th observation date:

With respect to the NDX Index: 6,580, which is 70% of the hypothetical initial index value for such index

With respect to the RTY Index: 1,120, which is 70% of the hypothetical initial index value for such index

With respect to the INDU Index: 14,000, which is 70% of the hypothetical initial index value for such index

5th observation date:

With respect to the NDX Index: 7,050, which is 75% of the hypothetical initial index value for such index

With respect to the RTY Index: 1,200, which is 75% of the hypothetical initial index value for such index

With respect to the INDU Index: 15,000, which is 75% of the hypothetical initial index value for such index

13th observation date:

With respect to the NDX Index: 6,580, which is 70% of the hypothetical initial index value for such index

With respect to the RTY Index: 1,120, which is 70% of the hypothetical initial index value for such index

With respect to the INDU Index: 14,000, which is 70% of the hypothetical initial index value for such index

6th observation date:

With respect to the NDX Index: 7,050, which is 75% of the hypothetical initial index value for such index

With respect to the RTY Index: 1,200, which is 75% of the hypothetical initial index value for such index

With respect to the INDU Index: 15,000, which is 75% of the hypothetical initial index value for such index

14th observation date:

With respect to the NDX Index: 6,580, which is 70% of the hypothetical initial index value for such index

With respect to the RTY Index: 1,120, which is 70% of the hypothetical initial index value for such index

With respect to the INDU Index: 14,000, which is 70% of the hypothetical initial index value for such index

7th observation date: With respect to the NDX Index: 7,050, which is 75% of the hypothetical initial index value for such	15th observation date: With respect to the NDX Index: 6,580, which is 70% of the hypothetical initial index value for such

November 2024   Page 10

Morgan Stanley Finance LLC

Callable Contingent Income Securities due November 28, 2028
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

index

With respect to the RTY Index: 1,200, which is 75% of the hypothetical initial index value for such index

With respect to the INDU Index: 15,000, which is 75% of the hypothetical initial index value for such index index

With respect to the RTY Index: 1,120, which is 70% of the hypothetical initial index value for such index

With respect to the INDU Index: 14,000, which is 70% of the hypothetical initial index value for such index

8th observation date:

With respect to the NDX Index: 7,050, which is 75% of the hypothetical initial index value for such index

With respect to the RTY Index: 1,200, which is 75% of the hypothetical initial index value for such index

With respect to the INDU Index: 15,000, which is 75% of the hypothetical initial index value for such index

Final observation date:

With respect to the NDX Index: 6,580, which is 70% of the hypothetical initial index value for such index

With respect to the RTY Index: 1,120, which is 70% of the hypothetical initial index value for such index

With respect to the INDU Index: 14,000, which is 70% of the hypothetical initial index value for such index

Hypothetical Downside Threshold Level:

With respect to the NDX Index: 6,580, which is 70% of the hypothetical initial index value for such index

With respect to the RTY Index: 1,120, which is 70% of the hypothetical initial index value for such index

With respect to the INDU Index: 14,000, which is 70% of the hypothetical initial index value for such index

*The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the actual contingent quarterly coupon rate and the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent quarterly coupon of $20.00 is used in these examples for ease of analysis.

November 2024   Page 11

Morgan Stanley Finance LLC

Callable Contingent Income Securities due November 28, 2028
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

How to determine whether a contingent quarterly coupon is payable with respect to an observation date (if the securities have not been previously redeemed):

	Index Closing Value		Contingent Quarterly Coupon
	NDX Index	RTY Index	INDU Index
Hypothetical Observation Date 1	8,000 (at or above the then-applicable coupon barrier level)	2,000 (at or above the then-applicable coupon barrier level)	21,000 (at or above the then-applicable coupon barrier level)	$20.00
Hypothetical Observation Date 2	8,800 (at or above the then-applicable coupon barrier level)	1,600 (at or above the then-applicable coupon barrier level)	10,000 (below the then-applicable coupon barrier level)	$0
Hypothetical Observation Date 3	5,000 (below the then-applicable coupon barrier level)	600 (below the then-applicable coupon barrier level)	19,000 (at or above the then-applicable coupon barrier level)	$0
Hypothetical Observation Date 4	5,200 (below the then-applicable coupon barrier level)	500 (below the then-applicable coupon barrier level)	9,000 (below the then-applicable coupon barrier level)	$0

On hypothetical observation date 1, the NDX Index, the RTY Index and the INDU Index all close at or above their respective then-applicable coupon barrier levels. Therefore a contingent quarterly coupon of $20.00 is paid on the relevant coupon payment date.

On each of the hypothetical observation dates 2 and 3, at least one underlying index closes at or above its respective then-applicable coupon barrier level but one or both of the other underlying indices close below their respective then-applicable coupon barrier level(s). Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each underlying index closes below its respective then-applicable coupon barrier level and accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

How to calculate the payment at maturity (if the securities have not been redeemed early):

	Final Index Value			Payment at Maturity
	NDX Index	RTY Index	INDU Index
Example 1:	10,000 (at or above the downside threshold level and then-applicable coupon barrier level)	1,800 (at or above the downside threshold level and then-applicable coupon barrier level)	26,000 (at or above the downside threshold level and then-applicable coupon barrier level)	$1,020.00 (the stated principal amount plus the contingent quarterly coupon with respect to the final observation date)
Example 2:	8,800 (at or above the downside threshold level)	1,600 (at or above the downside threshold level)	8,000 (below the downside threshold level)	$1,000 × index performance factor of the worst performing underlying = $1,000 × (8,000 / 20,000) = $400
Example 3:	5,000 (below the downside threshold level)	640 (below the downside threshold level)	25,000 (at or above the downside threshold level)	$1,000 × (640 / 1,600) = $400
Example 4:	4,230 (below the downside threshold level)	480 (below the downside threshold level)	8,000 (below the downside threshold level)	$1,000 × (480 / 1,600) = $300
Example 5:	2,820 (below the downside threshold level)	640 (below the downside threshold level)	8,000 (below the downside threshold level)	$1,000 × (2,820 / 9,400) = $300

In example 1, the final index values of the NDX Index, the RTY Index and the INDU Index are all at or above their downside threshold levels and then-applicable coupon barrier levels. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent quarterly coupon with respect to the final observation date. Investors do not participate in the appreciation of any underlying index.

November 2024   Page 12

Morgan Stanley Finance LLC

Callable Contingent Income Securities due November 28, 2028
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

In examples 2 and 3, the final index value(s) of one or two of the underlying indices are at or above their respective downside threshold level(s) but the final index value(s) of one or both of the other underlying indices are below their respective downside threshold level(s). Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity and receive at maturity an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index.

Similarly, in examples 4 and 5, the final index value of each underlying index is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. In example 4, NDX Index has declined 55% from its initial index value to its final index value, the RTY Index has declined 70% from its initial index value to its final index value and the INDU Index has declined 60% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount multiplied by the index performance factor of the RTY Index, which is the worst performing underlying index in this example. In example 5, the NDX Index has declined 70% from its initial index value to its final index value, the RTY Index has declined 60% from its initial index value and the INDU Index has declined 60% from its initial index value to its final index value. Therefore the payment at maturity equals the stated principal amount multiplied by the index performance factor of the NDX Index, which is the worst performing underlying index in this example.

If the securities have not been redeemed prior to maturity and the final index value of ANY underlying index is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than $700 per security and could be zero.

November 2024   Page 13

Morgan Stanley Finance LLC

Callable Contingent Income Securities due November 28, 2028
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of principal. If the securities have not been redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level of 70% of its initial index value, you will be exposed to the decline in the closing value of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. In this case, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

￭The securities do not provide for regular interest payments. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. The securities will pay a contingent quarterly coupon only if the index closing value of each underlying index is at or above the respective then-applicable coupon barrier level, on the related observation date. If, on the other hand, the index closing value of any underlying index is lower than the then-applicable coupon barrier level for such index on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the index closing value of one or more underlying indices will remain below the respective then-applicable coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities. If you do not earn sufficient contingent quarterly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The securities have early redemption risk. The term of the securities, and thus your opportunity to earn a potentially above-market coupon if the index closing value of each underlying index is greater than or equal to the then-applicable coupon barrier level for such index on quarterly observation dates, will be limited if we redeem the securities based on the output of a risk neutral valuation model on any quarterly redemption date, beginning May 28, 2026. The term of your investment in the securities may be limited to as short as eighteen months. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the securities when it would be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the index closing value of each underlying index on the observation dates is at or above the then-applicable coupon barrier level for such index, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities at a time when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to redeem the securities when the index closing value of any underlying index is below the respective then-applicable coupon barrier level and/or when the final index value for any underlying index is expected to be below the respective downside threshold level, such that you will receive no contingent quarterly coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not redeem the securities, it is more likely that you will receive few or no contingent quarterly coupons and suffer a significant loss at maturity.

￭The contingent quarterly coupon, if any, is based only on the value of each underlying index on the related quarterly observation date. Whether the contingent quarterly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period, based on the closing value of each underlying index on the relevant quarterly observation date. As a result, you will not know whether you will receive the contingent quarterly coupon on any coupon payment date until near the end of the relevant quarterly period. Moreover, because the contingent quarterly coupon is based solely on the value of each underlying index on quarterly observation dates, if the closing value of any underlying index on any observation date is below the then-applicable coupon barrier level for such index, you will receive no coupon for the related interest period, even if the level of such underlying index was at or above its respective then-applicable coupon barrier level on other days during that interest period and even if the closing values of the other underlying indices were at or above the then-applicable coupon barrier levels for such indices.

￭Investors will not participate in any appreciation in any underlying index. Investors will not participate in any appreciation in any underlying index from the initial index value for such index, and the return on the securities will be limited to the contingent quarterly coupons, if any, that are paid with respect to each observation date on which the index closing value of each underlying

November 2024   Page 14

Morgan Stanley Finance LLC

Callable Contingent Income Securities due November 28, 2028
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

index is greater than or equal to its respective then-applicable coupon barrier level until the securities are redeemed or reach maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying index on any day, including in relation to its respective then-applicable coupon barrier level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlying indices,

owhether the index closing value of any underlying index has been below its respective then-applicable coupon barrier level on any observation date,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying indices or securities markets generally and which may affect the value of each underlying index, odividend rates on the securities underlying the underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlying indices and changes in the constituent stocks of such indices, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. In particular, if any underlying index has closed near or below the respective then-applicable coupon barrier level or the downside threshold level for such index, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of any underlying index based on its historical performance. The value of any underlying index may decrease and be below the respective then-applicable coupon barrier level for such index on each observation date so that you will receive no return on your investment, and one or all of the underlying indices may close below the respective downside threshold level(s) on the final observation date so that you lose more than 30% or all of your initial investment in the securities. There can be no assurance that the closing value of each underlying index will be at or above the respective then-applicable coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period or that they will be at or above their respective downside threshold levels on the final observation date so that you do not suffer a significant loss on your initial investment in the securities. See “Nasdaq-100 Index® Historical Performance,” “Russell 2000® Index Historical Performance” and “Dow Jones Industrial AverageSM Historical Performance” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due November 28, 2028
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

￭Not equivalent to investing in the underlying indices. Investing in the securities is not equivalent to investing in any underlying index or the component stocks of any underlying index. Investors in the securities will not participate in any positive performance of any underlying index, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute any underlying index.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 4-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value of an underlying index, and, therefore, could increase (i) the coupon barrier levels for such underlying index, which, if the securities have not been redeemed, are the values at or above which such underlying index must close on the applicable observation date in order for you to earn a contingent quarterly coupon (depending also on the performance of the other underlying indices), and (ii)

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Principal at Risk Securities

the downside threshold level for such underlying index, which, if the securities have not been redeemed prior to maturity, is the value at or above which the underlying index must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying index on the observation dates, and, accordingly, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying indices).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index value, coupon barrier levels and downside threshold level for each underlying index, the payment at maturity, if any, and whether you receive a contingent quarterly coupon on each coupon payment date. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Additional Terms of the Securities—Additional Terms—Calculation agent,” “—Market disruption event,” “—Postponement of observation dates,” “—Discontinuance of an underlying index; alteration of method of calculation” and “—Alternate exchange calculation in case of an event of default” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax consequences of an investment in the securities, possibly retroactively.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Indices

￭You are exposed to the price risk of each underlying index, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of all three underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. To receive any contingent quarterly coupons, each underlying index must close at or above its respective then-applicable coupon barrier level on the applicable observation date. In addition, if any underlying index has declined to below its respective

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Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying index over the term of the securities on a 1-to-1 basis, even if the other underlying indices have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying index.

￭Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of no contingent quarterly coupons and sustaining a significant loss on your investment than if the securities were linked to just one index. The risk that you will not receive any contingent quarterly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With three underlying indices, it is more likely that any underlying index will close below its respective then-applicable coupon barrier level on any observation date, or below its downside threshold level on the final observation date, than if the securities were linked to only one underlying index. Therefore, it is more likely that you will not receive any contingent quarterly coupons and that you will suffer a significant loss on your investment.

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlying indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the underlying indices could adversely affect the value of the securities. The publisher of each underlying index may add, delete or substitute the component stocks of such underlying index or make other methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the securities. The publisher of each underlying index may also discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any observation date, the determination of whether a contingent quarterly coupon will be payable on the securities on the applicable coupon payment date, and/or the amount payable at maturity, will be based on the value of such underlying index, based on the closing prices of the stocks constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying index last in effect prior to such discontinuance, as compared to the respective then-applicable coupon barrier level or downside threshold level, as applicable (depending also on the performance of the other underlying indices).

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Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Nasdaq-100 Index® Historical Performance

The following graph sets forth the daily closing values of the NDX Index for the period from January 1, 2019 through October 28, 2024. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NDX Index for each quarter for the period from January 1, 2019 through October 28, 2024. The closing value of the NDX Index on October 28, 2024 was 20,351.07. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The NDX Index has at times experienced periods of high volatility, and you should not take the historical values of the NDX Index as an indication of its future performance. No assurance can be given as to the level of the NDX Index on any observation date, including the final observation date.

NDX Index Daily Closing Values January 1, 2019 to October 28, 2024

*The red solid line indicates the downside threshold level, which is 70% of the initial index value.

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Principal at Risk Securities

Nasdaq-100 Index®	High	Low	Period End
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter	15,675.76	14,549.09	14,689.62
Fourth Quarter	16,573.34	14,472.12	16,320.08
2022
First Quarter	16,501.77	13,046.64	14,838.49
Second Quarter	15,159.58	11,127.57	11,503.72
Third Quarter	13,667.18	10,971.22	10,971.22
Fourth Quarter	12,041.89	10,679.34	10,939.76
2023
First Quarter	13,181.35	10,741.22	13,181.35
Second Quarter	15,185.48	12,725.11	15,179.21
Third Quarter	15,841.35	14,545.83	14,715.24
Fourth Quarter	16,906.80	14,109.57	16,825.93
2024
First Quarter	18,339.44	16,282.01	18,254.69
Second Quarter	19,908.86	17,037.65	19,682.87
Third Quarter	20,675.38	17,867.37	20,060.69
Fourth Quarter (through October 28, 2024)	20,439.05	19,773.30	20,351.07

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “Nasdaq-100 Index®” in the accompanying index supplement.

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Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Russell 2000® Index Historical Performance

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2019 through October 28, 2024. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter for the period from January 1, 2019 through October 28, 2024. The closing value of the RTY Index on October 28, 2024 was 2,244.068. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance. No assurance can be given as to the level of the RTY Index on any observation date, including the final observation date.

RTY Index Daily Closing Values January 1, 2019 to October 28, 2024

*The red solid line indicates the downside threshold level, which is 70% of the initial index value.

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Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter	2,124.547	1,913.166	2,124.547
Second Quarter	2,109.459	1,942.958	2,047.691
Third Quarter	2,263.674	2,026.727	2,229.970
Fourth Quarter (through October 28, 2024)	2,286.676	2,180.146	2,244.068

“Russell 2000® Index” and “Russell 3000ETM Index” are trademarks of FTSE Russell. For more information, see “Russell Indices” in the accompanying index supplement.

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Principal at Risk Securities

Dow Jones Industrial AverageSM Historical Performance

The following graph sets forth the daily closing values of the INDU Index for the period from January 1, 2019 through October 28, 2024. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the INDU Index for each quarter for the period from January 1, 2019 through October 28, 2024. The closing value of the INDU Index on October 28, 2024 was 42,387.57. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The INDU Index has at times experienced periods of high volatility, and you should not take the historical values of the INDU Index as an indication of its future performance. No assurance can be given as to the level of the INDU Index on any observation date, including the final observation date.

INDU Index Daily Closing Values January 1, 2019 to October 28, 2024

*The red solid line indicates the downside threshold level, which is 70% of the initial index value.

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Principal at Risk Securities

Dow Jones Industrial AverageSM	High	Low	Period End
2019
First Quarter	26,091.95	22,686.22	25,928.68
Second Quarter	26,753.17	24,815.04	26,599.96
Third Quarter	27,359.16	25,479.42	26,916.83
Fourth Quarter	28,645.26	26,078.62	28,538.44
2020
First Quarter	29,551.42	18,591.93	21,917.16
Second Quarter	27,572.44	20,943.51	25,812.88
Third Quarter	29,100.50	25,706.09	27,781.70
Fourth Quarter	30,606.48	26,501.60	30,606.48
2021
First Quarter	33,171.37	29,982.62	32,981.55
Second Quarter	34,777.76	33,153.21	34,502.51
Third Quarter	35,625.40	33,843.92	33,843.92
Fourth Quarter	36,488.63	34,002.92	36,338.30
2022
First Quarter	36,799.65	32,632.64	34,678.35
Second Quarter	35,160.79	29,888.78	30,775.43
Third Quarter	34,152.01	28,725.51	28,725.51
Fourth Quarter	34,589.77	29,202.88	33,147.25
2023
First Quarter	34,302.61	31,819.14	33,274.15
Second Quarter	34,408.06	32,764.65	34,407.60
Third Quarter	35,630.68	33,507.50	33,507.50
Fourth Quarter	37,710.10	32,417.59	37,689.54
2024
First Quarter	39,807.37	37,266.67	39,807.37
Second Quarter	40,003.59	37,735.11	39,118.86
Third Quarter	42,330.15	38,703.27	42,330.15
Fourth Quarter (through October 28, 2024)	43,275.91	41,954.24	42,387.57

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. For more information, see “Dow Jones Industrial AverageSM” in the accompanying index supplement.

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Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this preliminary pricing supplement.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement, index supplement or prospectus, the terms described herein shall control.
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Underlying index publisher:

With respect to the NDX Index, Nasdaq, Inc., or any successor thereof.

With respect to the RTY Index, FTSE Russell, or any successor thereof.

With respect to the INDU Index, S&P® Dow Jones Indices LLC, or any successor thereof.

Denominations:	$1,000 per security and integral multiples thereof
Interest period:

The quarterly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:

One business day prior to the related scheduled coupon payment date; provided that any contingent quarterly coupon payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Index business day:

With respect to each underlying index, a day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Index closing value:

With respect to each of the NDX Index and the INDU Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of such underlying index, or any successor index (as defined under “Discontinuance of an underlying index; alteration of method of calculation” below), published at the regular official weekday close of trading on such index business day by the underlying index publisher for such underlying index. In certain circumstances, the index closing value for the NDX Index or the INDU Index will be based on the alternate calculation of such underlying index as described under “Discontinuance of an underlying index; alteration of method of calculation” below.

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index, or any successor index (as defined under “Discontinuance of an underlying index; alteration of method of calculation” below), reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of the RTY Index as described under “Discontinuance of an underlying index; alteration of method of calculation” below.

Market disruption event:

With respect to each underlying index, market disruption event means:

(i)the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of such underlying index (or a successor index) on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of such underlying index (or a successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange(s) are materially inaccurate, or

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Principal at Risk Securities

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to such underlying index (or a successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii)a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time with respect to an underlying index, if trading in a security included in such underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such underlying index shall be based on a comparison of (x) the portion of the value of such underlying index attributable to that security relative to (y) the overall value of such underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event exists at any time with respect to an underlying index: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on such underlying index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to such underlying index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to such underlying index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant exchange:

With respect to each underlying index or its successor index, the primary exchange(s) or market(s) of trading for (i) any security then included in such index and (ii) any futures or options contracts related to such index or to any security then included in such index.

Postponement of observation dates:

The observation dates are subject to postponement due to non-index business days or certain market disruption events, as described in the following paragraph.

If any scheduled observation date, including the final observation date, is not an index business day with respect to any underlying index or if there is a market disruption event on such day with respect to any underlying index, the relevant observation date solely with respect to that affected underlying index shall be the next succeeding index business day with respect to that underlying index on which there is no market disruption event with respect to that underlying index; provided that if a market disruption event with respect to that underlying index has occurred on each of the five index business days with respect to that underlying index immediately succeeding any of the scheduled observation dates, then (i) such fifth succeeding index business day shall be deemed to be the relevant observation date with respect to that affected underlying index, notwithstanding the occurrence of a market disruption event with respect to that underlying index on such day and (ii) with respect to any such fifth index business day on which a market disruption event occurs with respect to that underlying index, the calculation agent shall determine the index closing value on such fifth index business day in accordance with the formula for and method of calculating that underlying index last in effect prior to the commencement of the market disruption event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such index business day of each security most recently constituting that affected underlying index without any rebalancing or substitution of such securities following the commencement of the market disruption event.

Postponement of coupon payment dates (including the maturity date and redemption dates):

If any scheduled coupon payment date is not a business day, that quarterly coupon, if any, shall be paid on the next succeeding business day; provided that the contingent quarterly coupon, if any, with respect to the final observation date shall be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, any observation date with respect to any underlying index is postponed so that it falls less than two business days prior to the scheduled coupon payment date, maturity date or redemption date, as applicable, the coupon payment date, maturity date or redemption date, as applicable, shall be postponed to the second business day following the observation date as postponed, by which date the index closing value of each underlying index has been determined. In any of these cases, no adjustment shall be made to any contingent quarterly coupon payment, payment at maturity or redemption payment made on that postponed date.

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Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Discontinuance of an underlying index; alteration of method of calculation:

If any underlying index publisher discontinues publication of the relevant underlying index and such underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as the “successor index”), then any subsequent index closing value for the discontinued index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing value for such underlying index is to be determined, and, to the extent the index closing value of such successor index differs from the index closing value of the relevant underlying index at the time of such substitution, proportionate adjustments shall be made by the calculation agent to the relevant initial index value, then-applicable coupon barrier level and downside threshold level.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If any underlying index publisher discontinues publication of the relevant underlying index or a successor index prior to, and such discontinuance is continuing on, any observation date and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the index closing value for such underlying index for such date. The index closing value of such underlying index or such successor index will be computed by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of an underlying index may adversely affect the value of the securities.

If at any time, the method of calculating any underlying index or any successor index, or the value thereof, is changed in a material respect, or if any underlying index or any successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing value for such underlying index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to such underlying index or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the index closing value with reference to such underlying index or such successor index, as adjusted. Accordingly, if the method of calculating any underlying index or any successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in such underlying index), then the calculation agent will adjust such index in order to arrive at a value of such underlying index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two

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Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Trustee:	The Bank of New York Mellon, a New York banking corporation
Calculation agent:

The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent quarterly coupon, the redemption payment and the payment at maturity, if any, shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount, if any, shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each coupon payment date, upon early redemption or at maturity or whether a market disruption event has occurred. See “Market disruption event” and “Discontinuance of an underlying index; alteration of method of calculation” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the

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Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that any coupon payment date is postponed due to the postponement of the relevant observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the applicable coupon payment date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of any coupon payment date, the business day immediately preceding the applicable scheduled coupon payment date, and (ii) with respect to notice of the date to which the applicable coupon payment date has been rescheduled, the business day immediately following the applicable observation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent quarterly coupon, if any, with respect to the securities on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the applicable interest to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the redemption date or the business day preceding the maturity date, as applicable, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the redemption date or maturity date, as applicable.

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due November 28, 2028
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Book entry security or certificated security:

Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this preliminary pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “Forms of Securities—The Depositary” and “Forms of Securities—Global Securities” in the accompanying prospectus.

Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Morgan Stanley Finance LLC

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Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. In general, any such gain or loss recognized should be short-term capital gain or loss if the U.S. Holder has held the securities for one year or less at the time of the sale, exchange or settlement, and should be long-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities

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Principal at Risk Securities

every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and potential changes in applicable law.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

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Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

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Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 6 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the stocks constituting the underlying indices, in futures and/or options contracts on the underlying indices or the component stocks of the underlying indices listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial index value of an underlying index, and, as a result, increase (i) the coupon barrier levels for such underlying index, which, if the securities have not been redeemed, are the levels at or above which such underlying index must close on each applicable observation date in order for you to earn a contingent quarterly coupon (depending also on the performance of the other underlying indices), and (ii) the downside threshold level for such underlying index, which, if the securities are not redeemed prior to maturity, is the level at or above which the underlying index must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of such underlying index on the observation dates, and, accordingly, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying indices).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

We are also offering, pursuant to Preliminary Pricing Supplement No. 4,639, a separate issuance of securities, being sold only to fee-based advisory accounts, with terms similar to those of this issuance but with a higher contingent quarterly coupon rate.

Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $20 for each security they sell. In addition, selected dealers and their financial advisors will receive a structuring fee of up to $8 for each security from the agent or its affiliates.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the contingent quarterly coupon rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Overview” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or the securities underlying the underlying indices in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Where you can find more information:	MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and the index supplement) with the Securities and Exchange Commission,

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due November 28, 2028
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. When you read the accompanying prospectus supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this preliminary pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus.

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